Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement Nos. 333-27507, 333-37306, 333-36445, 333-39547, 333-60816 and 333-45827 of EMCORE
Corporation on Form S-8 and Registration Statement Nos. 333-94911, 333-87753, 333-65526, 333-71791 and 333-42514 of EMCORE Corporation on Form S-3 of our report dated November 13, 2002 (except note 17, dated December 30, 2002) appearing in this Annual Report on Form 10-K of EMCORE Corporation for the year ended September 30, 2002.


/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
December 30, 2002


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